                                                                    EXHIBIT 4-S

================================================================================





                         THE COLUMBIA GAS SYSTEM, INC.

                                      AND

                          MARINE MIDLAND BANK, TRUSTEE






                  ----------------------------------------------







                                   INDENTURE

                         Dated as of November 28, 1995





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
(This Cross Reference Sheet, showing the location in the indenture of the provisions inserted pursuant to Sections 310 to 318(a), inclusive of the Trust Indenture Act of 1939, is being furnished pursuant to Item 601 of Regulation S-K and is not to be construed as part of the indenture.)

                             CROSS-REFERENCE TABLE
--------------------------------------------------------------------------------
         The Columbia Gas System, Inc. and Marine Midland Bank, Trustee
                       Indenture dated November 28, 1995

TIA Section                                                                          Indenture Section
-----------                                                                          ------------------
310 (a)(1)      . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6.10
    (a)(2)      . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6.10
    (a)(3)      . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  N.A.
    (a)(4)      . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  N.A.
    (b)         . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6.08, 6.10, 11.02
    (c)         . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  N.A.
311 (a)         . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6.11
    (b)         . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6.11
    (c)         . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  N.A.
312 (a)         . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2.07
    (b)         . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11.03
    (c)         . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11.03
313 (a)         . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6.06
    (b)         . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6.06
    (c)         . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6.06, 11.02
    (d)         . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6.06
314 (a)         . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3.05, 11.02
    (b)         . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6.06
    (c)(1)      . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11.04
    (c)(2)      . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6.02, 11.04
    (c)(3)      . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  N.A.
    (d)         . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  N.A.
    (e)         . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11.05
    (f)         . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  N.A.
315 (a)         . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6.01(b)
    (b)         . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6.05, 11.02
    (c)         . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6.01(a)
    (d)         . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6.01(c)
    (e)         . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5.11
316 (a)(1)(A)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5.05
    (a)(1)(B)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5.04
       (a)(2)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  N.A.
       (b)      . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5.07
317 (a)(1)      . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5.08
       (a)(2)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5.09
       (b)      . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2.06
318 (a)         . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11.01

                              TABLE OF CONTENTS(1)


         RECITALS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1

ARTICLE 1

Definitions and Incorporation by Reference
         SECTION 1.01.  Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
         SECTION 1.02.  Other Definitions.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
         SECTION 1.03.  Incorporation by Reference of Trust Indenture Act.    . . . . . . . . . . . . . . . . . 6
         SECTION 1.04.  Rules of Construction.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6

ARTICLE 2

The Securities
         SECTION 2.01.  Amount; Issuable in Series. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
         SECTION 2.02.  Denominations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
         SECTION 2.03.  Execution, Authentication and Delivery  . . . . . . . . . . . . . . . . . . . . . . . . 9
         SECTION 2.04.  Temporary Securities. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         SECTION 2.05.  Registrar and Paying Agent. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         SECTION 2.06.  Paying Agent To Hold Money in Trust . . . . . . . . . . . . . . . . . . . . . . . . .  11
         SECTION 2.07.  Securityholder Lists  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         SECTION 2.08.  Transfer and Exchange . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         SECTION 2.09.  Replacement Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         SECTION 2.10.  Outstanding Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         SECTION 2.11.  Cancellation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         SECTION 2.12.  Default Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14

ARTICLE 3

Covenants
         SECTION 3.01.  Payment of Securities.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         SECTION 3.02.  SEC Reports . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         SECTION 3.03.  Limitation on Secured Debt. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         SECTION 3.04.  Limitations on Funded Debt or Preferred Stock of Significant Subsidiaries . . . . . .  15
         SECTION 3.05.  Compliance Certificate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17

ARTICLE 4

Successor Company
         SECTION 4.01.  When Company May Merge or Transfer Assets . . . . . . . . . . . . . . . . . . . . . .  17
         SECTION 4.02.  Successor Entity Substituted  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17





----------------------------------

    (1) The Table of Contents is included herein for convenience only and is not to be considered a part of the Indenture.

ARTICLE 5

Defaults and Remedies
         SECTION 5.01.  Events of Default.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         SECTION 5.02.  Acceleration  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         SECTION 5.03.  Other Remedies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         SECTION 5.04.  Waiver of Past Defaults . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         SECTION 5.05.  Control by Majority . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         SECTION 5.06.  Limitation on Suits . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         SECTION 5.07.  Rights of Holders To Receive Payment. . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         SECTION 5.08.  Collection Suit by Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         SECTION 5.09.  Trustee May File Proofs of Claim  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         SECTION 5.10.  Priorities. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         SECTION 5.11.  Undertaking for Costs.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         SECTION 5.12.  Waiver of Stay or Extension Laws  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21

ARTICLE 6

Trustee
         SECTION 6.01.  Duties of Trustee.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         SECTION 6.02.  Rights of Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         SECTION 6.03.  Individual Rights of Trustee. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         SECTION 6.04.  Trustee's Disclaimer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         SECTION 6.05.  Notice of Defaults  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         SECTION 6.06.  Reports by Trustee to Holders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         SECTION 6.07.  Compensation and Indemnity  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         SECTION 6.08.  Replacement of Trustee. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         SECTION 6.09.  Successor Trustee by Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         SECTION 6.10.  Eligibility; Disqualification . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         SECTION 6.11.  Preferential Collection of Claims Against Company . . . . . . . . . . . . . . . . . . . .  25

ARTICLE 7

Discharge of Indenture; Defeasance
         SECTION 7.01.  Discharge of Liability on Securities; Defeasance  . . . . . . . . . . . . . . . . . . . .  25
         SECTION 7.02.  Conditions to Defeasance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         SECTION 7.03.  Application of Trust Money  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         SECTION 7.04.  Repayment to Company  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26

ARTICLE 8

Amendments
         SECTION 8.01.  Without Consent of Holders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         SECTION 8.02.  With Consent of Holders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         SECTION 8.03.  Compliance with Trust Indenture Act . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         SECTION 8.04.  Revocation and Effect of Consents and Waivers . . . . . . . . . . . . . . . . . . . . . .  28
         SECTION 8.05.  Notation on or Exchange of Securities . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         SECTION 8.06.  Trustee To Sign Amendments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29

ARTICLE 9

Redemption
         SECTION 9.01.  Applicability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         SECTION 9.02.  Notice to Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         SECTION 9.03.  Selection of Securities To Be Redeemed.   . . . . . . . . . . . . . . . . . . . . . . . .  29
         SECTION 9.04.  Notice of Redemption  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         SECTION 9.05.  Effect of Notice of Redemption  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         SECTION 9.06.  Deposit of Redemption Price . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         SECTION 9.07.  Securities Redeemed in Part . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30

ARTICLE 10

Sinking Funds
         SECTION 10.01.  Applicability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         SECTION 10.02.  Satisfaction of Sinking Fund Payments with Securities. . . . . . . . . . . . . . . . . .  31
         SECTION 10.03.  Redemption of Securities for Sinking Fund  . . . . . . . . . . . . . . . . . . . . . . .  31

ARTICLE 11

Miscellaneous
         SECTION 11.01.  Trust Indenture Act Controls . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         SECTION 11.02.  Notices. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         SECTION 11.03.  Communication by Holders with Other Holders  . . . . . . . . . . . . . . . . . . . . . .  32
         SECTION 11.04.  Certificate and Opinion as to Conditions Precedent . . . . . . . . . . . . . . . . . . .  32
         SECTION 11.05.  Statements Required in Certificate or Opinion. . . . . . . . . . . . . . . . . . . . . .  33
         SECTION 11.06.  When Securities Disregarded  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         SECTION 11.07.  Rules by Trustee, Paying Agent and Registrar . . . . . . . . . . . . . . . . . . . . . .  33
         SECTION 11.08.  Legal Holidays . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         SECTION 11.09.  Governing Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         SECTION 11.10.  No Recourse Against Others.    . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         SECTION 11.11.  Successors.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         SECTION 11.12.  Multiple Originals . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         SECTION 11.13.  Table of Contents; Headings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34

         TESTIMONIUM  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         EXECUTION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         ACKNOWLEDGMENT 1 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         ACKNOWLEDGMENT 2 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36

         THIS INDENTURE dated as of November 28, 1995 between The Columbia Gas System, Inc., a corporation duly organized and existing under the laws of the State of Delaware (hereinafter called the "Company"), having its principal office at 20 Montchanin Road, Wilmington, Delaware 19807-0020, and Marine Midland Bank, a banking corporation and trust company organized and existing under the laws of the State of New York (hereinafter called the "Trustee").

                            RECITALS OF THE COMPANY

         The Company has duly authorized the creation of an issue of its Securities (hereinafter called the "Securities") of substantially the tenor and amount hereinafter set forth, and to provide therefor the Company has duly authorized the execution and delivery of this Indenture.

         All things necessary to make the Securities, when executed by the Company and authenticated and delivered by the Trustee hereunder and duly issued by the Company, the valid obligations of the Company, and to make this Indenture a valid agreement of the Company, in accordance with their and its terms, have been done.

         NOW, THEREFORE, THIS INDENTURE WITNESSETH:

         For and in consideration of the premises and the purchase of the Securities by the holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all holders of the Securities as follows:

                                   ARTICLE 1
                   DEFINITIONS AND INCORPORATION BY REFERENCE

         SECTION 1.01.  Definitions.

         "Affiliate" of any specified person means any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For the purposes of this definition, "control" when used with respect to any specified person means the power to direct the management and policies of such person directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         "Board of Directors" means the Board of Directors of the Company or any committee thereof duly authorized to act on behalf of such Board of Directors in respect hereof.

         "Board Resolution" means a resolution duly adopted by the Board of Directors of the Company, a copy of which shall be certified by the Secretary or an Assistant Secretary, as being in full force and effect on the date of such certification and delivered to the Trustee.

         "Business Day" means each day which is not a Legal Holiday.

         "Bylaws" means the "Bylaws of The Columbia Gas System, Inc." as amended from time to time.

         "Capital Lease Obligations" of a person means any obligation which is required to be classified and accounted for as a capital lease obligation on the balance sheet of such person prepared in accordance with generally accepted accounting principles; the amount of such obligation shall be the capitalized amount thereof, determined in accordance with generally accepted accounting principles; and the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

         "Capital Stock" means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) corporate stock, including any Preferred Stock.

         "Company" means The Columbia Gas System, Inc., a Delaware corporation, unless and until a successor replaces it pursuant to Article 4 and, thereafter, means the successor (or any subsequent successor pursuant to said Article) and, for purposes of any provision contained herein and required by the TIA, each other Obligor on the Securities.

         "Company Request", "Request of the Company", "Company Order" or "Order of the Company" means a written request or order signed in the name of the Company by its Chairman of the Board, its President or a Vice President, and by its Treasurer, an Assistant Treasurer, its Controller, an Assistant Controller, its Secretary or an Assistant Secretary, and delivered to the Trustee.

         "Debt" of any person means, without duplication,

                 (i) the principal of and premium, if applicable, in respect of (a) indebtedness of such person for money borrowed and (b) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such person is responsible or liable;

                 (ii)  all Capital Lease Obligations of such person;

                 (iii) all obligations of such person issued or assumed as the deferred purchase price of property (but excluding trade accounts payable arising in the ordinary course of business);

                 (iv) all obligations of such person for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in (i) through (iii) above) entered into in the ordinary course of business of such person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the third Business Day following receipt by such person of a demand for reimbursement following payment on the letter of credit);

                 (v) all obligations of the type referred to in clauses (i) through (iv) of other persons for the payment of which such person is responsible or liable as obligor or guarantor; and

                 (vi) all obligations of the type referred to in clauses (i) through (v) of other persons secured by any Lien on any asset of such person (whether or not such obligation is assumed by such person), the amount of any such obligation which is not assumed being deemed to be the lesser of the amortized cost of such assets or the amount of the obligation so secured.

         "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default as more fully described in Section 5.01 of this Indenture.

         "Depository" means, with respect to the Securities of any series issuable or issued in whole or in part in the form of one or more Global Securities, the person designated as Depository by the Company pursuant to
Section 2.01 until a successor Depository shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Depository" shall mean or include each person who is then a Depository hereunder, and if at any time there is more than one such person, "Depository" as used with respect to the Securities of any such series shall mean the Depository with respect to the Securities of that series.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Funded Debt" means all Debt created, assumed or guaranteed by a Significant Subsidiary which matures by its terms, or is renewable at the option of such Subsidiary to a date, more than one year after the date of the original creation, assumption or guarantee of such Debt by such Subsidiary.

         "Global Security" means with respect to any series of Securities issued hereunder, a Security which is executed by the Company and authenticated and delivered by the Trustee to the Depository or pursuant to the Depository's instruction, all in accordance with this Indenture, an indenture supplemental hereto, if any, or Board Resolution and pursuant to a Company Order, which shall be registered in the name of the Depository or its nominee and which shall represent, and shall be denominated in an amount equal to the aggregate Principal Amount of, all of the outstanding Securities of such series or any portion thereof, in either case having the same Terms, including, without limitation, the same issue date, date or dates on which principal is due, and interest rate or method of determining interest.

         "Holder" or "Securityholder" means the person in whose name a Security is registered on the Registrar's books.

         "Indenture" means this Indenture as amended or supplemented from time to time.

         "Interest Payment Date" means the date specified in the Securities as the fixed date on which interest is due and payable.

         "Issue" or "issue" means, with respect to Debt, issue, assume, guarantee, incur or otherwise become liable for.

         "Lien" means any mortgage, pledge, deposit for security, security interest or other similar lien, other than the following: (i) liens for taxes or assessments or other local, state or federal governmental charges or levies;
(ii) any lien to secure obligations under workmen's compensation or unemployment insurance laws or similar legislation; (iii) any lien to secure performance in connection with bids, tenders, contracts (other than contracts for the payment of Debt) or leases (other than Capital Lease Obligations) made in the ordinary course of business by the Company or any Affiliate thereof;
(iv) liens to secure public or statutory obligations; (v) materialmen's, mechanics', carriers', workmen's, repairmen's, construction, or other liens or charges arising in the ordinary course of business; or deposits to obtain the release of such liens; (vi) any lien to secure indemnity, performance, surety or similar bonds to which the Company or any Affiliate of the Company is a party; (vii) liens created by or resulting from court or administrative proceedings which are currently being contested in good faith by appropriate actions or proceedings or for the purpose of obtaining a stay or discharge in the course of any court or legal proceedings for which appropriate accounting reserves have been made to the extent required by generally accepted accounting principles; (viii) leases (other than Capital Lease Obligations) made, or existing on property acquired, constructed or improved, in the ordinary course of business, together with repairs and additions thereto and improvements thereof; (ix) landlords' liens; (x) zoning restrictions, easements, licenses, reservations or restrictions in respect of currently owned or hereafter acquired, constructed, or improved tangible property or defects or irregularities (including any terms, conditions, agreements, covenants, exceptions and reservations expressed or provided in deeds or other agreements) in title thereto, which do not materially impair the conduct of the business of the Company; (xi) any of such liens described in clauses (i) through (x), whether or not delinquent, whose validity or applicability is at the time being contested in good faith by appropriate actions or proceedings of the Company or any Subsidiary and for which appropriate accounting reserves have been made to the extent required by generally accepted accounting principles; (xii) liens securing obligations neither assumed by the Company or any Subsidiary nor on account of which any of them customarily pays interest directly or indirectly, existing, either at the date hereof, or, as to property hereafter acquired, constructed, or improved at the time of acquisition construction or improvement by the Company or a Subsidiary; (xiii) any right which any municipal or governmental body or agency may have by virtue of any franchise, license, contract or statute to purchase, or designate a purchaser of or order the sale of, any property of the Company or any Subsidiary upon payment of reasonable compensation therefor, or to terminate any franchise, license or other rights or to regulate the property and business of the Company or any Subsidiary; (xiv) the lien of judgments covered by insurance, or upon appeal and covered, if necessary, by the filing of an appeal bond, or if not so covered, not exceeding at any one time $10,000,000 in aggregate amount; (xv) any lien or encumbrance, moneys sufficient for the discharge of which have been deposited in trust with the Trustee hereunder or with the trustee or mortgagee under the instrument evidencing such lien or encumbrance, with irrevocable authority to the Trustee hereunder or to such other trustee or mortgagee to apply such moneys to the discharge of such lien or encumbrance to the extent required for such purpose;
(xvi) rights reserved to or vested in others to take or receive any part of the gas, by-products of gas or steam or electricity generated or produced by or from any properties of the Company or any Subsidiary or with respect to any other rights concerning supply, transportation, or storage of a commodity which is used in the ordinary course of business; and (xvii) liens created or assumed by the Company or a Subsidiary in connection with the issuance of debt securities, the interest on which is excludable from the gross income of the holders of such securities pursuant to Section 103 of the Internal Revenue Code of 1986, or any successor section.

         "Officer" means the Chairman of the Board, the President, any Vice President, the Treasurer, the Secretary, the Controller, any Assistant Treasurer, any Assistant Secretary, any Assistant Controller, or any officers of the Company designated by Board Resolution or the Bylaws.

         "Officers' Certificate" means a certificate signed by two Officers.

         "Opinion of Counsel" means a written opinion from legal counsel who may be an employee of or counsel to the Company (or any subsidiary or affiliate) or other counsel acceptable to the Trustee.

         "Original Issue Discount Security" means any Security which provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof pursuant to Section 5.02.

         "Preferred Stock" as applied to the capital stock of any corporation, means stock of any class or classes (however designated) (a) which is preferred as to the payment of dividends, or as to the distribution of assets on any voluntary or involuntary liquidation or dissolution of such corporation, over shares of any other stock of any class of such corporation or (b) which contains provisions requiring the mandatory redemption of such stock or the mandatory payment of dividends thereon or which permit the holders of such stock to put such stock to the issuer thereof.

         "Principal Amount" of a Debt or other obligation means the principal amount of the same plus the premium, if applicable, payable on the same which is due or overdue or is to become due at the relevant time.

         "Production Payment" means any economic interest in oil, gas or mineral reserves which generally entitles the holder thereof to a specified share of future production from such reserves, free of the costs and expenses of such production, and terminates when a specified quantity of such share of future production from such reserves has been delivered or a specified sum has been realized from the sale of such share of future production from such reserves or any similar arrangement commonly referred to as a "production payment".

         "SEC" means the United States Securities and Exchange Commission.

         "Secured Debt" means Debt secured by a Lien.

         "Securities" means the Securities issued under this Indenture.

         "Significant Subsidiary" means a Subsidiary that meets the conditions for being classified as a "significant subsidiary" under Regulation S-X of the SEC.

         "Subsidiary" means a corporation or limited liability company of which a majority of the Capital Stock, having voting power under ordinary circumstances to elect directors, is owned by the Company and/or one or more Subsidiaries of the Company.

         "Terms" means the maturity date, interest rate or method of determining the interest rate, interest payment dates, redemption provisions (optional or mandatory) and any other terms of any Securities established pursuant to Sections 2.01 and 2.03.

         "TIA" means the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990 (15 U.S.C. Section Section 77aaa-77bbbb), as in effect on the date of this Indenture.

         "Trustee" means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor.

         "Trust Officer" means any officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

         "U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable at the issuer's option.

SECTION 1.02.  Other Definitions.

                                                                                                DEFINED IN
                               TERM                                                              SECTION
                               ----                                                              -------
"Bankruptcy Law"                                                                                     5.01
"Consolidated Net Tangible Assets"                                                                   3.03
"Covenant Defeasance Option"                                                                         7.01(b)
"Custodian"                                                                                          5.01
"Event of Default"                                                                                   5.01
"Legal Defeasance Option"                                                                            7.01(b)
"Legal Holiday"                                                                                     11.08
"Mandatory Sinking Fund Payment"                                                                    10.01
"Notice of Default"                                                                                  5.01
"Optional Sinking Fund Payment"                                                                     10.01
"Paying Agent"                                                                                       2.05
"Registrar"                                                                                          2.05
"Net Tangible Assets"                                                                                3.03

         SECTION 1.03. Incorporation by Reference of Trust Indenture Act. Whenever this Indenture refers to a provision of the TIA or a provision of the TIA provides that an indenture to be qualified thereunder shall be deemed to include such provision, the provision is incorporated by reference in and made a part of this Indenture as if fully set forth herein and in any supplements hereto. The following TIA terms used in this Indenture have the following meanings:

         "Commission" means the SEC.

         "Obligor" on the Securities means the Company and any other obligor on the Securities.

         All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule have the meanings assigned to them by such definitions.

         SECTION 1.04. Rules of Construction. Unless the context otherwise requires:

                 (1)  a term has the meaning assigned to it;

                 (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles as in effect from time to time;

                 (3)  "including" means including, without limitation;

                 (4) "person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

                 (5)  "or" is not exclusive;

                 (6) words in the singular include the plural and words in the plural include the singular; and

                 (7) the principal amount of any noninterest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with generally accepted accounting principles and accretion of principal on such security shall not be deemed to be the issuance of Debt.

                                   ARTICLE 2
                                 THE SECURITIES

         SECTION 2.01. Amount; Issuable in Series. The aggregate Principal Amount of Securities which may be authenticated and delivered under this Indenture is unlimited.

         The Securities may be issued in one or more series and Securities of the same series may have different Terms. There shall be established in or pursuant to a Board Resolution, and set forth in an Officers' Certificate or established in one or more indentures supplemental hereto, prior to the issuance of Securities of any series, except as contemplated by the fourth paragraph of Section 2.03:

                 (1) the title of the Securities of the series (which shall distinguish the Securities of the series from all Securities of other series);

                 (2) any limit upon the aggregate Principal Amount of the Securities of the series which may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the series pursuant to Sections 2.04, 2.08, 2.09, 8.05 and 9.07);

                 (3) the date or dates on which the principal and premium, if applicable, of any of the Securities of the series are payable or the method of determination thereof;

                 (4) the rate or rates, or the method of determination thereof, at which any of the Securities of the series shall bear interest, if any, the date or dates from which such interest shall accrue, the Interest Payment Dates on which such interest shall be payable and the regular record date for the interest payable on any Interest Payment Date;

                 (5) the place or places where the principal of and interest, if any, on any of the Securities of the series shall be payable and the office or agency for the Securities of the series maintained by the Company pursuant to Section 2.05;

                 (6) the period or periods within which, the price or prices at which and the Terms and conditions upon which any of the Securities of the series may be redeemed, in whole or in part, at the option of the Company;

                 (7) the Terms of any sinking fund and the obligation, if any, of the Company to redeem or purchase Securities of the series pursuant to any sinking fund or analogous provisions or at the option of a Holder thereof and the period or periods within which, the price or prices at which and the Terms and conditions upon which Securities of the series shall be redeemed or purchased, in whole or in part;

                 (8) if other than denominations authorized by Section 2.02, the denominations in which the Securities of the series shall be issuable;

                 (9) if other than the Principal Amount thereof, the portion of the Principal Amount of any of the Securities of the series which shall be payable upon declaration of acceleration of the maturity thereof pursuant to Section 5.02;

                 (10) any deletions or modifications of or additions to the Events of Default set forth in Section 5.01 or covenants of the Company set forth in Article 3 pertaining to the Securities of the series;

                 (11) whether the Securities are secured or unsecured obligations of the Company;

                 (12)  the forms of the Securities of the series;

                 (13) whether the Securities of the series shall be issued in whole or in part in the form of one or more Global Securities and, in such case, the Depository for such Global Security or Securities;

                 (14) if Securities of the series are to be convertible into other securities, the Terms of such conversion; and

                 (15)  any other Terms of any of the Securities of the series.

         All Securities of any one series shall be substantially identical except as to denomination and except as may otherwise be provided in or pursuant to the Board Resolution referred to above, or the Company Order contemplated by the fourth paragraph of Section 2.03, and set forth in the Officers' Certificate referred to above or in any such indenture supplemental hereto.

         At the option of the Company, interest on any series that bears interest may be paid by mailing a check to the address of, or making a wire transfer to the account of, any Holder as such address shall appear in the register maintained pursuant to Section 2.05.

         The Securities may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Company is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company).

         If any of the Terms of the series are established by action taken pursuant to a Board Resolution, except as to those contemplated by the fourth paragraph of Section 2.03, a copy of an appropriate record of such action together with such Board Resolution shall be certified by the Secretary or an Assistant Secretary of the Company and delivered to the Trustee at or prior to the delivery of the Officers' Certificate setting forth the Terms of the series.

         SECTION 2.02. Denominations. The Securities of each series shall be issuable in such denominations as shall be specified as contemplated by Section
2.01. In the absence of any such provisions with respect to the Securities of any series, the Securities of such series shall be issuable in denominations of $1,000 and in any integral multiple thereof. Securities of each series shall be numbered, lettered or otherwise distinguished in such manner in accordance with such plan as the Officers of the Company executing the same may determine with the approval of the Trustee.

         SECTION 2.03. Execution, Authentication and Delivery. One Officer shall sign the Securities for the Company by manual or facsimile signature. The Company's seal shall be impressed, affixed, imprinted or reproduced on the Securities and may be in facsimile form.

         If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

         A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

         At any time after the execution and delivery of this Indenture, the Company may execute and deliver to the Trustee Securities of any series, together with a Company Order for the authentication and delivery of such Securities, and the Trustee in accordance with the Company Order shall authenticate and deliver such Securities; provided that, if all Securities of a series are not to be originally issued at one time, the Trustee shall authenticate and deliver Securities of such series for original issue from time to time in the aggregate Principal Amount established for such series pursuant to such procedures acceptable to the Trustee and to such recipients as may be specified from time to time by Company Order. The maturity date, original issuance date, interest rate and any other Terms of the Securities of such series shall be determined by or pursuant to such Company Order and procedures. If provided for in such procedures, such Company Order may authorize authentication and delivery pursuant to oral or electronic instructions from the Company or its duly authorized agents, which instructions, if given orally, shall be promptly confirmed in writing.

         If the forms or Terms of the Securities of the series have been established by or pursuant to one or more Board Resolutions as permitted by
Section 2.01, in authenticating such Securities, and accepting the additional responsibilities under this Indenture in relation to such Securities, the Trustee shall be entitled to receive, and (subject to Section 6.01) shall be fully protected in relying upon, an Opinion of Counsel stating:

                 (a) that such forms and/or Terms have been established in conformity with the provisions of this Indenture; and

                 (b) that such Securities, when authenticated and delivered by the Trustee and issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and legally binding obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, subject to such exceptions as counsel may specify.

If such forms or Terms have been so established, the Trustee shall not be required to authenticate such Securities if the issue of such Securities pursuant to this Indenture will affect the Trustee's own rights, duties or immunities under the Securities and this Indenture or otherwise in a manner which is not reasonably acceptable to the Trustee.

         Notwithstanding the provisions of Section 2.01 and of the preceding paragraph, if all Securities of a series are not to be originally issued at one time, it shall not be necessary to deliver the Officers' Certificate otherwise required pursuant to Section 2.01 or the Company Order and Opinion of Counsel otherwise required pursuant to such preceding paragraph at or prior to the time of authentication of each Security of such series if such documents are delivered at or prior to the authentication upon original issuance of the first Security of such series to be issued; provided that paragraph (a) of said Opinion of Counsel shall, in such case, read as follows:

                 "(a) that such forms have been established in conformity with the provisions of this Indenture and the procedures for determining the Terms of such Securities as set forth in the procedures hereinabove referred to have been established in conformity with the provisions of this Indenture."

         If the Company shall establish pursuant to Section 2.01 that the Securities of a series are to be issued in whole or in part in the form of a Global Security, then the Company shall execute and the Trustee shall in accordance with this Section and the Company Order with respect to such series authenticate and deliver the Global Security that (i) shall represent and shall be denominated in an aggregate amount equal to the aggregate principal amount of Outstanding Securities of such series to be represented by the Global Security, (ii) shall be registered in the name of the Depository or its nominee, and (iii) shall be delivered by the Trustee to such Depository or pursuant to such Depository's instruction.

         Each Depository designated pursuant to Section 2.01 for a Global Security in registered form must, at the time of its designation and at all times while it serves as Depository, be a clearing agency registered under the Exchange Act and any other applicable statute or regulation.

         SECTION 2.04. Temporary Securities. Pending the preparation of definitive Securities of any series, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Securities which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued, in registered form and with such appropriate insertions, omissions, substitutions and other variations as the Officers executing such Securities may determine, as evidenced conclusively by their execution of such Securities. Such temporary Securities may be in global form.

         If temporary Securities of any series are issued, the Company will cause definitive Securities of that series to be prepared without unreasonable delay. After the preparation of definitive Securities of such series, the temporary Securities of such series shall be exchangeable for definitive Securities of such series upon surrender of the temporary Securities of such series at the office or agency of the Company maintained pursuant to Section 2.05 for the purpose of exchanges of Securities of such series, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities of any series the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like aggregate Principal Amount of definitive Securities of the same series and of like tenor in authorized denominations and having the same Terms and conditions.

         Until exchanged in full as hereinabove provided, the temporary Securities of any series shall in all respects be entitled to the same benefits under this Indenture as definitive Securities of the same series and of like tenor authenticated and delivered hereunder.

         SECTION 2.05. Registrar and Paying Agent. The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange (the "Registrar") and an office or agency where Securities may be presented for payment (the "Paying Agent"). The Registrar shall keep a register of the Securities and of their transfer and exchange.
The Company may have one or more co-registrars and one or more additional paying agents. The term "Paying Agent" includes any additional paying agent.

         The Company shall enter into an appropriate agency agreement with any Registrar, Paying Agent or co-registrar not a party to this Indenture, which shall incorporate the terms of the TIA. The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of any such agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section
6.07. The Company or any Subsidiary or Affiliate of the Company may act as Paying Agent, Registrar, co-registrar or transfer agent.

         The Company initially appoints the Trustee as Registrar and Paying Agent in connection with the Securities.

         SECTION 2.06. Paying Agent To Hold Money in Trust. On or prior to each due date of the principal and interest on any Security, the Company shall deposit with the Paying Agent a sum sufficient to pay such principal and interest when so becoming due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Securityholders or the Trustee all money held by the Paying Agent for the payment of principal of or interest on the Securities and shall notify the Trustee of any default by the Company in making any such payment. If the Company or any Subsidiary or Affiliate of the Company acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon complying with this Section, the Paying Agent shall have no further liability for the money delivered to the Trustee.

         SECTION 2.07. Securityholder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee, in writing at least five Business Days before each May 15 and November 15 and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders.

         SECTION 2.08. Transfer and Exchange. The Securities shall be issued in registered form and shall be transferable only upon the surrender of a Security with similar Terms of the same series for registration of transfer. When a Security is presented to the Registrar or a co-registrar with a request to register a transfer, the Registrar shall register the transfer as requested, subject to compliance with this paragraph. When Securities of a series are presented to the Registrar or a co-registrar with a request to exchange them for an equal Principal Amount of Securities of such series with similar Terms of other denominations, the Registrar shall make the exchange as requested, subject to such compliance. To permit registration of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Securities of the applicable series with similar Terms at the Registrar's or co-registrar's request. The Company may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges. Every Security presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar duly executed, by the Holder thereof or his attorney duly authorized in writing. The Company shall not be required (i) to Issue, register the transfer of or exchange Securities of any series during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of Securities of that series selected for redemption under Section 9.03 and ending at the close of business on the day of such mailing, or (ii) to register the transfer of or exchange any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part.

         Prior to the due presentation for registration of transfer of any Security, the Company, the Trustee, the Paying Agent, the Registrar or any co-registrar may deem and treat the person in whose name a Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and interest on such Security and for all other purposes whatsoever, whether or not such Security is overdue, and none of the Company, the Trustee, the Paying Agent, the Registrar or any co-registrar shall be affected by notice to the contrary.

         If at any time the Depository for the whole or part of the Securities of a series notifies the Company that it is unwilling or unable to continue as Depository for such Securities or if at any time the Depository for such Securities shall no longer be eligible under Section 2.01, the Company shall appoint a successor Depository with respect to such Securities. If a successor Depository for such Securities is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such ineligibility, the Company's election pursuant to Section 2.01 shall no longer be effective with respect to such Securities and the Company will execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of definitive Securities of such series, will authenticate and deliver, corresponding Securities in definitive form in an aggregate principal amount equal to the Principal Amount of the Global Security representing such Securities in exchange for such Global Security.

         If specified by the Company pursuant to Section 2.01 with respect to a series of Securities, the Company may at any time and in its sole discretion determine that Securities of any series issued in the form of one or more Global Securities shall no longer be represented by such Global Security or Securities. In such event the Company will execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of corresponding definitive Securities, will authenticate and deliver such Securities in definitive form and in an aggregate Principal Amount equal to the Principal Amount of such Global Security or Securities in exchange for such Global Security or Securities.

         If specified by the Company pursuant to Section 2.01 with respect to the whole or part of a series of Securities, the Depository for such Securities may surrender a Global Security for such Securities with similar Terms in exchange in whole or in part for Securities of such series with similar Terms in definitive form on such terms as are acceptable to the Company and such Depository. Thereupon, the Company shall execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of definitive Securities of such series with similar Terms, shall authenticate and deliver, without charge to the Holders,

                 (i) to each person specified by such Depository a new Security or Securities of the series with similar Terms of any authorized denomination as requested by such person in aggregate Principal Amount equal to and in exchange for such person's beneficial interest in the Global Security; and

                 (ii) to such Depository a new Global Security in a denomination equal to the difference, if any, between the Principal Amount of the surrendered Global Security and the aggregate Principal Amount of Securities with similar Terms delivered to Holders thereof.

         In any exchange provided for in any of the preceding three paragraphs, the Company will execute and the Trustee will authenticate and deliver Securities in definitive form in authorized denominations.

         Upon the exchange of a Global Security for Securities in definitive form, such Global Security shall be canceled by the Trustee. Securities issued in exchange for a Global Security pursuant to this Section shall be registered in such names and in such authorized denominations as the Depository for such Global Security, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Securities to the persons in whose names such Securities are so registered.

         Notwithstanding any other provision of this Section to the contrary, unless and until a Global Security is exchanged in whole for Securities in definitive form, a Global Security representing all or a portion of the Securities of a series may not be transferred except as a whole by the Depository for such series to a nominee of such Depository or by a nominee of such Depository to such Depository or another nominee of such Depository or by such Depository or any such nominee to a successor Depository for such series or a nominee of such successor Depository.

         SECTION 2.09. Replacement Securities. If a mutilated Security is surrendered to the Registrar or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Company shall Issue and the Trustee shall authenticate a replacement Security of the applicable series with similar Terms if the Holder satisfies any other reasonable requirements of the Trustee. If required by the Trustee or the Company, such Holder shall furnish evidence to their satisfaction of the destruction, loss or wrongful taking of any Security so claimed to be lost, destroyed or wrongfully taken, and an indemnity bond sufficient in the judgment of the Company and the Trustee to protect the Company, the Trustee, the Paying Agent, the Registrar and any co-registrar from any loss which any of them may suffer if a Security is replaced. The Company and the Trustee may charge the Holder for their expenses in replacing a Security.

         Every replacement Security is an additional obligation of the Company.

         SECTION 2.10. Outstanding Securities. Securities outstanding at any time are all Securities authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation and those described in this Section as not outstanding. A Security does not cease to be outstanding because the Company or an Affiliate of the Company holds the Security.

         If a Security is replaced pursuant to Section 2.09, it ceases to be outstanding unless the Trustee and the Company receive proof satisfactory to them that the replaced Security is held by a bona fide purchaser.

         If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a redemption date or maturity date money sufficient to pay all principal, premium (if applicable) and interest payable on that date with respect to the Securities to be redeemed or maturing, as the case may be, and the Paying Agent is not prohibited from paying such money to the Securityholders on that date pursuant to the terms of this Indenture, then on and after that date such Securities cease to be outstanding and interest on them ceases to accrue.

         In determining whether the Holders of the requisite Principal Amount of outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, the Principal Amount of an Original Issue Discount Security that shall be deemed to be outstanding for such purposes shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon a declaration of acceleration of the maturity thereof pursuant to Section 5.02.

         SECTION 2.11. Cancellation. The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel and destroy (subject to the record retention requirements of the Exchange Act) all Securities surrendered for registration of transfer, exchange, payment or cancellation and deliver a certificate of such destruction to the Company unless the Company directs the Trustee to deliver canceled Securities to the Company. The Company may not Issue new Securities to replace Securities it has redeemed, paid or delivered to the Trustee for cancellation.

         SECTION 2.12. Default Interest. If the Company defaults in a payment of interest on the Securities, the Company shall pay defaulted interest (plus interest on such defaulted interest to the extent lawful at the rate or rates prescribed therefor in the Securities) in any lawful manner. The Company may also pay the defaulted interest to the persons who are Securityholders on a subsequent special record date, which date shall be at least five Business Days prior to the payment date in which case the Company shall fix or cause to be fixed any such special record date and payment date, and, at least 15 days before any such special record date, the Company shall mail to each Securityholder a notice that states the special record date, the payment date and the amount of defaulted interest to be paid.

                                   ARTICLE 3
                                   COVENANTS

         SECTION 3.01. Payment of Securities. The Company shall promptly pay the principal of and interest on the Securities on the dates and in the manner provided in the Securities and in this Indenture. Principal and interest shall be considered paid on the date due if on such date the Trustee or the Paying Agent holds in accordance with this Indenture money sufficient to pay all principal and interest then due and the Trustee or the Paying Agent, as the case may be, is not prohibited from paying such money to the Securityholders on that date pursuant to the terms of this Indenture.

         SECTION 3.02. SEC Reports. The Company shall file with the Trustee, within 30 days after it files them with the SEC, copies of its annual report and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. The Company shall also comply with the other provisions of TIA Section 314(a)(1), (2) and (3).

         SECTION 3.03. Limitation on Secured Debt. The Company shall not issue any Secured Debt unless contemporaneously therewith effective provision is made to secure the Securities equally and ratably with such Secured Debt for so long as such Secured Debt is secured by a Lien. The preceding sentence shall not require the Company to equally and ratably secure the Securities upon the incurrence of the following Secured Debt:

                 (1) Debt of the Company which is incurred to finance the acquisition, construction or improvement of assets of the Company and its Subsidiaries, which acquisition is consummated, or which construction or improvement is commenced, after the date of this Indenture; provided, however, that such Debt shall not be secured by any assets of the Company other than assets so acquired, constructed or improved (together with (i) to the extent the terms of Secured Debt so provides, repairs and additions thereto and improvements thereof, and (ii) with respect to construction and improvement, any theretofore unimproved real property on which the property so constructed or improved is located);

                 (2) Debt of the Company which is secured by assets of a person where such Debt was existing at the time such person was merged or consolidated with the Company or at the time of sale, other disposition, or lease, of the properties of such person as an entirety (or substantially as an entirety) to the Company; provided, however, that such Debt shall not be secured by any assets of the Company other than the assets subject thereto at the time of the acquisition (together with, to the extent the terms of Secured Debt so provides, repairs and additions thereto and improvements thereof);

                 (3) Debt of the Company issued to refinance such Debt incurred under paragraphs (1) and (2) provided that the Debt so issued is not secured by a Lien on assets other than those which secure the Debt being refinanced (together with, to the extent the terms of new Secured Debt so provides, repairs and additions thereto and improvements thereof);

                 (4) Debt of the Company which is secured by inventory, accounts receivable, or customers' installment paper or the proceeds thereof, including by means of asset securitization;

                 (5)  Obligations arising with respect to Production Payments;
         and

                 (6) Other Debt which does not exceed, in an aggregate principal amount at any one time outstanding, ten percent (10%) of the Consolidated Net Tangible Assets of the Company and its consolidated subsidiaries, determined as of the end of the most recent fiscal quarter of the Company ending not less than 45 days from the date of determination.

                 The term "Consolidated Net Tangible Assets" means the sum of the Net Tangible Assets of the Company and its consolidated Subsidiaries after eliminating intercompany items.

                 The term "Net Tangible Assets", as applied to any person on any date shall mean the gross book value as shown on the books of such person of all its property both real and personal (exclusive of licenses, patents, patent applications, copyrights, trademarks, trade names, good will, experimental or organizational expense and other like intangibles, treasury stock and unamortized debt discount and expense but including regulatory assets properly recorded on the balance sheet of such person), less all reserves for depreciation, obsolescence, depletion and amortization of its properties as shown by the books of such person and all other proper reserves which in accordance with generally accepted accounting principles should be provided in connection with the business conducted by such person.

         SECTION 3.04. Limitations on Funded Debt or Preferred Stock of Significant Subsidiaries. The Company shall not permit any Significant Subsidiary to issue, directly or indirectly, any Funded Debt or Preferred Stock except:

                 (1) Funded Debt and Preferred Stock issued and outstanding on or prior to the date of this Indenture;


                 (2) Funded Debt and Preferred Stock issued to and held by the Company or a Subsidiary; provided, however, that any subsequent issuance or transfer of any common stock which results in any such Subsidiary ceasing to be a Subsidiary and any subsequent transfer of such Debt or Preferred Stock (other than to the Company or a Subsidiary) shall be deemed the issuance of such Debt by the issuer thereof;

                 (3) Funded Debt and Preferred Stock of a Significant Subsidiary issued and outstanding on or prior to the date on which such Subsidiary was acquired by the Company or on which it became a Significant Subsidiary;

                 (4) Funded Debt and Preferred Stock issued to finance the acquisition by such Significant Subsidiary of any assets or Capital Stock of any person or the construction or improvement of assets of such Significant Subsidiary, which acquisition is consummated, or which construction or improvement is commenced, after the date of this Indenture;

                 (5) Funded Debt and Preferred Stock issued in exchange for, or the proceeds of which are used to refund or refinance, Debt or Preferred Stock referred to in the foregoing clauses (1) through (4) or to reacquire equity or debt or to repay debt of such Significant Subsidiary held by the Company or a Subsidiary;

                 (6) Funded Debt issued with respect to (a) obligations that are tax-exempt pursuant to Section 103 of the Internal Revenue Code of 1986 as from time to time amended and that are issued in connection with pollution control or other facilities of such Significant Subsidiary or (b) other obligations, whether taxable to tax-exempt, that are issued through any public or governmental authority in connection with pollution control or other facilities of such Significant Subsidiary;

                 (7) Funded Debt in an aggregate amount not exceeding the sum of (a) total inventory of the Significant Subsidiary; (b) total accounts receivable of the Significant Subsidiary; and (c) the total amount of customers' installment paper of such Significant Subsidiary, determined in accordance with generally accepted accounting principles, in each case, as of the end of the most recent fiscal quarter of such Significant Subsidiary ending not less than 45 days from the date of determination;

                 (8)  Obligations with respect to Production Payments; and

                 (9) Funded Debt in an aggregate Principal Amount and Preferred Stock having an aggregate preferential involuntary liquidation value, in either case which, when added to the aggregate Principal Amount of Funded Debt of all other Significant Subsidiaries (other than Funded Debt referred to in clauses (1) through (8) above) and when added to the aggregate preferential involuntary liquidation value of Preferred Stock (other than Preferred Stock referred to in clauses (1) through (5) above), does not exceed, at any one time outstanding, ten percent

         (10%) of the sum of the Net Tangible Assets of such Significant Subsidiary and all other Significant Subsidiaries determined on a consolidated basis, as of the end of the most recent fiscal quarter of each such Significant Subsidiary ending not less than 45 days from the date of determination.

         SECTION 3.05. Compliance Certificate. The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company a certificate from its principal executive officer, principal financial officer or principal accounting officer stating that in the course of the performance by such signer of his duties as an officer of the Company he would normally have knowledge of any Default by the Company or any noncompliance with the conditions and covenants under the Indenture and whether or not he knows of any Default or any such noncompliance that occurred during such period. If such officer does, the certificate shall describe the Default or non-compliance, its status and what action the Company is taking or proposes to take with respect thereto. For purposes of this Section 3.05, such noncompliance shall be determined without regard to any period of grace or requirement of notice provided under this Indenture.

                                   ARTICLE 4
                               SUCCESSOR COMPANY

         SECTION 4.01. When Company May Merge or Transfer Assets. The Company shall not consolidate with or merge with or into, or convey or otherwise transfer, or lease, its assets as an entirety (or substantially as an entirety) to, any person, unless:

                 (i) the resulting, surviving or transferee person (if not the Company) shall be a person organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, all the obligations of the Company under the Securities and this Indenture;

                 (ii) immediately after giving effect to such transaction no Default shall have happened and be continuing; and

                 (iii) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, transfer, or lease and such supplemental indenture (if any) comply with this Indenture.

         SECTION 4.02. Successor Entity Substituted. Upon any consolidation by the Company with or merger by the Company into any other entity or any conveyance or other transfer, or lease, of the assets of the Company as an entirety (or substantially as an entirety) in accordance with Section 4.01, the successor entity formed by such consolidation or into which the Company is merged or to which such conveyance or other transfer, or lease, is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor entity had been named as the Company herein, and thereafter, except in the case of a lease, the predecessor entity shall be relieved of all obligations and covenants under this Indenture and the Securities.

                                   ARTICLE 5
                             DEFAULTS AND REMEDIES

         SECTION 5.01.  Events of Default.  An "Event of Default" occurs if:

         (1) the Company defaults in any payment of interest on any Security when the same becomes due and payable and such default continues for a period of 20 days;

         (2) the Company defaults in the payment of the principal of any Security when the same becomes due and payable at its stated maturity, upon declaration or otherwise;

         (3)  the Company fails to comply with Section 4.01;

         (4) the Company fails to comply with any of its agreements in the Securities or this Indenture (other than those referred to in (1), (2), or (3) above) and such failure continues for 60 days after the notice specified below;

         (5) the Company has entered against it final, non-appealable court judgments for the payment of money exceeding in the aggregate $50,000,000 in uninsured liability and such judgments are not discharged, paid or adequately provided for within 60 days after the last of such judgments to become final and non-appealable;

         (6)  the Company pursuant to or within the meaning of any Bankruptcy
Law:

                 (A)  commences a voluntary case;

                 (B) consents to the entry of an order for relief against it in an involuntary case;

                 (C) consents to the appointment of a Custodian of it or for any substantial part of its property; or

                 (D) makes a general assignment for the benefit of its creditors; or

         (7) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                 (A)  is for relief against the Company in an involuntary case;

                 (B) appoints a Custodian of the Company or for any substantial part of its property; or

                 (C)  orders the winding up or liquidation of the Company;

and the order or decree remains unstayed and in effect for 60 days.

         The term "Bankruptcy Law" means Title 11, United States Code, or any similar Federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

         A Default under clause (4) is not an Event of Default until the Trustee or the Holders of at least 25% in principal amount of the Securities notify the Company of the Default and the Company does not cure such Default within the time specified after receipt of such Notice. Such Notice must specify the Default, demand that it be remedied and state that such notice is a "Notice of Default".

         The Company shall deliver to the Trustee, within 30 days after the occurrence thereof, written notice in the form of an Officers' Certificate of any event which with the giving of notice and the lapse of time would become an Event of Default under clause (4), its status and what action the Company is taking or proposes to take with respect thereto.

         SECTION 5.02. Acceleration. If an Event of Default (other than an Event of Default specified in Section 5.01(6) or (7)) occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in principal amount of the Securities by notice to the Company and the Trustee, may declare the principal of (or, in connection with Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of such Securities) and accrued interest on all the Securities to be due and payable. Upon such a declaration, such principal (or portion thereof) and interest shall be due and payable immediately. If an Event of Default specified in Section 5.01(6) or (7) occurs and is continuing, the principal of and interest on all the Securities shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Securityholders. The Holders of a majority in principal amount of the Securities by notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default on the Securities have been cured or waived (except with respect to nonpayment of principal or interest that has become due solely because of the acceleration). No such rescission shall affect any subsequent Default or impair any right consequent thereto.

         SECTION 5.03. Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

         The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

         SECTION 5.04. Waiver of Past Defaults. The Holders of a majority in principal amount of the Securities by notice to the Trustee may waive an existing Default and its consequences except (1) a Default in the payment of the principal of or interest on a Security or (2) a Default in respect of a provision that under Section 8.02 cannot be amended without the consent of each Securityholder affected. When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.

         SECTION 5.05. Control by Majority. The Holders of a majority in Principal Amount of the Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 6.01, that the Trustee determines is unduly prejudicial to the rights of other Securityholders or would involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action hereunder, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

         SECTION 5.06. Limitation on Suits. A Securityholder may not pursue any remedy with respect to this Indenture or the Securities unless:

                 (1) the Holder gives to the Trustee written notice stating that an Event of Default is continuing;

                 (2) the Holders of at least 25% in Principal Amount of the Securities make a written request to the Trustee to pursue the remedy;

                 (3) such Holder or Holders offer to the Trustee reasonable security or indemnity against any loss, liability or expense;

                 (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of security or indemnity; and

                 (5) the Holders of a majority of Principal Amount of the Securities do not give the Trustee a direction inconsistent with the request during such 60-day period.

         A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over another Securityholder.

         SECTION 5.07. Rights of Holders To Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and interest on the Securities held by such Holder, on or after the respective due dates expressed in the Securities, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

         SECTION 5.08. Collection Suit by Trustee. If an Event of Default in payment of interest or principal specified in Section 5.01(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal and interest remaining unpaid (together with interest on such unpaid interest as provided in Section 3.01, to the extent lawful) and the amounts provided for in
Section 6.07.

         SECTION 5.09. Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Securityholders allowed in any judicial proceedings relative to the Company, its creditors or its property and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 6.07.

         SECTION 5.10. Priorities. If the Trustee collects any money pursuant to this Article 5, it shall pay out the money in the following order:

                 FIRST:  to the Trustee for amounts due under Section 6.07;

                 SECOND: to Securityholders for amounts due and unpaid on the Securities for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and interest, respectively; and

                 THIRD:  to the Company.

         The Trustee may fix a record date and payment date for any payment to Securityholders pursuant to this Section. At least 15 days before such record date, the Company shall mail to each Securityholder and the Trustee a notice that states the record date, the payment date and amount to be paid.

         SECTION 5.11. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 5.07 or a suit by Holders of more than 10% in Principal Amount of the Securities.

         SECTION 5.12. Waiver of Stay or Extension Laws. The Company (to the extent it may lawfully do so) shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

                                   ARTICLE 6
                                    TRUSTEE

         SECTION 6.01. Duties of Trustee. (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

         (b)  Except during the continuance of an Event of Default:

                 (1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                 (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

         (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

                 (1) this paragraph does not limit the effect of paragraph (b) of this Section;

                 (2) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

                 (3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 5.05.

         (d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section.

         (e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.

         (f) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

         (g) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

         (h) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section and to the provisions of the TIA.

         SECTION 6.02. Rights of Trustee. (a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

         (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officers' Certificate or Opinion of Counsel, subject to Section 6.02(e).

         (c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

         (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers.

         (e) The Trustee may consult with counsel, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Securities shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

         SECTION 6.03. Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or its affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar, co-registrar or co-paying agent may do the same with like rights. However, the Trustee must comply with Sections 6.10 and 6.11.

         SECTION 6.04. Trustee's Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company's use of the proceeds from the Securities, and it shall not be responsible for any statement of the Company in the Indenture or in any document issued in connection with the sale of the Securities or in the Securities other than the Trustee's certificate of authentication.

         SECTION 6.05. Notice of Defaults. If a Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Securityholder notice of the Default within 90 days after it occurs. Except in the case of a Default in payment of principal of or interest on any Security (including payments pursuant to the mandatory redemption provisions of such Security), the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of Securityholders.

         SECTION 6.06. Reports by Trustee to Holders. Prior to November 1 in each year, the Trustee shall mail to each Securityholder a brief report dated as of the preceding September 1 that complies with TIA Section 313(a), if so required by such Section of the TIA. The Trustee also shall comply with TIA
Section 313(b).

         A copy of each report at the time of its mailing to Securityholders shall be filed with the SEC and each stock exchange on which the Securities are listed. The Company agrees to notify promptly the Trustee whenever the Securities become listed on any stock exchange and of any delisting thereof.

         SECTION 6.07. Compensation and Indemnity. The Company shall pay to the Trustee from time to time reasonable compensation for its services, including those arising in the Trustee's performance of its duties under Sections 5.02, 5.03, 5.08 hereof, and to the extent permitted by law, Section
5.09 hereof. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee's agents, counsel, accountants and experts. The Company shall indemnify the Trustee against any and all loss, liability or expense (including attorneys' fees) incurred by it in connection with the administration of this trust and the performance of its duties hereunder. The Trustee shall notify the Company promptly of any claim for which it believes it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel.
The Company need not reimburse any expense or indemnify against any loss, liability or expense to the extent incurred by the Trustee through the Trustee's own willful misconduct, negligence or bad faith.

         To secure the Company's payment obligations in this Section, the Trustee shall have a Lien prior to the Securities on all money or property held or collected by the Trustee, except that held in trust to pay principal of and interest on particular Securities.

         The Company's payment obligations pursuant to this Section shall survive the discharge of this Indenture.

         For purposes of this Section, the term "Trustee" shall include any predecessor Trustee, provided that any Trustee hereunder shall not be liable for the willful misconduct, negligence or bad faith of any other Trustee hereunder.

         SECTION 6.08. Replacement of Trustee. The Trustee may resign at any time by so notifying the Company. The Holders of a majority in Principal Amount of the Securities may remove the Trustee by so notifying the Trustee and may appoint a successor Trustee. The Company shall remove the Trustee if:

                 (1)  the Trustee fails to comply with Section 6.10;

                 (2)  the Trustee is adjudged bankrupt or insolvent;

                 (3) a receiver or other public officer takes charge of the Trustee or its property; or

                 (4)  the Trustee otherwise becomes incapable of acting.

         If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee.

         A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Securityholders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the Lien provided for in Section 6.07.

         If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of a majority in Principal Amount of the Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

         If the Trustee fails to comply with Section 6.10, any Securityholder (subject to compliance with TIA Section 310(b)(iii)) may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

         Notwithstanding the replacement of the Trustee pursuant to this Section, the Company's obligations under Section 6.07 shall continue for the benefit of the retiring Trustee.

         SECTION 6.09. Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

         In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Securities so authenticated; and in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have.

         SECTION 6.10. Eligibility; Disqualification. The Trustee shall at all times satisfy the requirements of TIA Section 310(a). The Trustee shall have a combined capital and surplus of at least

$50,000,000 as set forth in its most recent published annual report. The Trustee shall comply with TIA Section 310(b).

         SECTION 6.11. Preferential Collection of Claims Against Company. The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated.

                                   ARTICLE 7
                       DISCHARGE OF INDENTURE; DEFEASANCE

         SECTION 7.01. Discharge of Liability on Securities; Defeasance. (a) When (i) the Company delivers to the Trustee all outstanding Securities (other than Securities replaced pursuant to Section 2.09) for cancellation or (ii) all outstanding Securities have become due and payable and the Company irrevocably deposits with the Trustee funds sufficient to pay at maturity all outstanding Securities, including interest thereon (other than Securities replaced pursuant to Section 2.09), and if in either case the Company pays all other sums payable hereunder by the Company, then this Indenture shall, subject to Section 7.01(c), cease to be of further effect. The Trustee shall acknowledge satisfaction and discharge of this Indenture on demand of the Company accompanied by an Officers' Certificate and an Opinion of Counsel.

         (b) Subject to Sections 7.01(c) and 7.02, the Company at any time may terminate (i) all its obligations under this Indenture with respect to the Securities of a series ("Legal Defeasance Option") or (ii) its obligations under Sections 3.03 and 3.04 and the operation of Sections 5.01(4) and 5.01(5) ("Covenant Defeasance Option") with respect to a series of Securities. The Company may exercise its Legal Defeasance Option notwithstanding its prior exercise of its Covenant Defeasance Option.

         If the Company exercises its Legal Defeasance Option, payment of the Securities of such series may not be accelerated because of an Event of Default. If the Company exercises its Covenant Defeasance Option, payment of the Securities of such series may not be accelerated because of an Event of Default specified in Section 5.01(4) or 5.01(5).

         Upon satisfaction of the conditions set forth herein and upon request of the Company, the Trustee shall acknowledge in writing the discharge of those obligations that the Company terminates.

         (c) Notwithstanding clauses (a) and (b) above, the Company's obligations with respect to such series in Sections 2.05, 2.06, 2.07, 2.08, 2.09, 6.07, 6.08, 7.03 and 7.04 shall survive until the Securities of such series have been paid in full. Thereafter, the Company's obligations in Sections 6.07 and 7.04 with respect to such series shall survive.

         SECTION 7.02. Conditions to Defeasance. The Company may exercise its Legal Defeasance Option or its Covenant Defeasance Option only if:

                 (1) the Company irrevocably deposits in trust with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Securities of the series to be defeased to maturity or redemption, as the case may be;

                 (2) the Company delivers to the Trustee a certificate from a nationally recognized firm of independent accountants expressing its opinion that the payments of principal and interest when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts (but, in the case of the Legal Defeasance Option only, not more than such amounts) as will be sufficient to pay principal and interest when due on all the Securities of such series to maturity or redemption, as the case may be;

                 (3) in the case of the Legal Defeasance Option, 91 days pass after the deposit is made and during the 91-day period no Default specified in Section 5.01(6) or (7) occurs which is continuing at the end of the period;

                 (4) no Default has occurred and is continuing on the date of such deposit and after giving effect thereto; and

                 (5) the Company delivers to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Securities of such series as contemplated by this Article 7 have been complied with.

         Before or after a deposit, the Company may make arrangements satisfactory to the Trustee for the redemption of Securities at a future date in accordance with Article 9.

         SECTION 7.03. Application of Trust Money. The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to this
Article 7. It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal of and interest on the relevant Securities.

         SECTION 7.04. Repayment to Company. The Trustee and the Paying Agent shall promptly turn over to the Company upon request any excess money or securities held by them at any time not required for the payment of the Securities.

         With respect to the money or securities held under Sections 7.01 and 7.02, in determining whether such money or securities are excess, the Trustee may rely on the certificate provided to it under Section 7.02(2).

         Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal or interest that remains unclaimed for two years, and, thereafter, Securityholders entitled to the money must look to the Company for payment as general creditors.

                                   ARTICLE 8
                                   AMENDMENTS

         SECTION 8.01. Without Consent of Holders. The Company and the Trustee may amend this Indenture or the Securities without notice to or consent of any Securityholder:

                 (1)  to cure any ambiguity, omission, defect or inconsistency;

                 (2)  to comply with Article 4;

                 (3) to provide for uncertificated Securities in addition to or in place of certificated Securities; provided, however, that the uncertificated Securities are issued in registered form for purposes of Section 163(f) of the Internal Revenue Code of 1986, as amended, or in a manner such that the uncertificated Securities are described in
         Section 163(f)(2)(B) of the Internal Revenue Code of 1986, as amended;

                 (4)  to add guarantees with respect to the Securities;

                 (5) to add to the covenants of the Company for the benefit of the Holders or to surrender any right or power herein conferred upon the Company;

                 (6) to comply with any requirements of the SEC in connection with qualifying this Indenture under the TIA; or

                 (7) to make any change that does not adversely affect the rights of any Securityholder in any material respect.

         After an amendment under this Section becomes effective, the Company shall mail to Securityholders a notice briefly describing such amendment. The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

         SECTION 8.02. With Consent of Holders. The Company and the Trustee may amend this Indenture or the Securities without notice to any Securityholder but with the written consent of the Holders of at least a majority in principal amount of the Securities. However, without the consent of each Securityholder affected, an amendment may not:

                 (1) reduce the amount of Securities whose Holders must consent to an amendment;

                 (2) reduce the rate of or extend the time for payment of interest on any Security;

                 (3) reduce the principal of or extend the fixed maturity of any Security;

                 (4) reduce the premium payable upon the redemption of any Security or change the time at which any Security may or shall be redeemed;

                 (5) make any Security payable in money other than that stated in the Security; or

                 (6)  make any change in Section 5.04 or this Section;

and, provided further, that in case more than one series of Securities (or Securities of a single series which have different Terms) shall be outstanding under this Indenture, and any such proposed amendment shall affect the rights of Holders of the Securities of one or more series (or Securities of a single series which have different Terms) and shall not affect the rights of Holders of the Securities of one or more of the other series (or Securities of a single series which have different Terms), then only Holders of Securities to be affected shall have authority or be required to consent to or approve such amendment. Any waiver of a default provided for in Section 5.04 shall be deemed to affect the Securities of all series, and, subject to the foregoing, any modification of the provisions of any sinking fund or covenant established in respect of Securities of a particular series (or Securities of a single series having the same Terms) shall be deemed to affect only such Securities.

         It shall not be necessary for the consent of the Holders under this
Section 8.02 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

         After an amendment under this Section becomes effective, the Company shall mail to Holders of the affected Securities a notice briefly describing such amendment. The failure to give such notice to all

Securityholders (or all Holders of the affected Securities), or any defect therein, shall not impair or affect the validity of an amendment under this Section.

         SECTION 8.03. Compliance with Trust Indenture Act. Every amendment to this Indenture or the Securities shall comply with the TIA as then in effect.

         SECTION 8.04. Revocation and Effect of Consents and Waivers. A consent to an amendment or any other action hereunder or a waiver by a Holder of a Security shall bind the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent or waiver is not made on the Security. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder's Security or portion of the Security if the Trustee receives the notice of revocation before the date the amendment or waiver becomes effective. After an amendment or waiver becomes effective, it shall bind every Securityholder.

         The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Securityholders entitled to take any action under this Indenture by vote or consent. Such record date shall be the later of 30 days prior to the first solicitation of such consent or vote or the date of the most recent list of Holders of the affected Securities furnished to the Trustee pursuant to Section 2.07 prior to such solicitation. If a record date is fixed, those persons who were Securityholders at such record date (or their duly designated proxies), and only those persons, shall be entitled to take such action by vote or consent or to revoke any vote or consent previously given, whether or not such persons continue to be Securityholders after such record date.

         SECTION 8.05. Notation on or Exchange of Securities. If an amendment changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security regarding the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Failure to make the appropriate notation or to issue a new Security shall not affect the validity of such amendment.

         SECTION 8.06. Trustee To Sign Amendments. The Trustee shall sign any amendment authorized pursuant to this Article 8 if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing such amendment the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and to receive, and (subject to Section 6.01) shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture.

                                   ARTICLE 9
                                   REDEMPTION

         SECTION 9.01. Applicability. Securities of any series which are redeemable before their final maturity shall be redeemable in accordance with their Terms and (except as otherwise specified as contemplated by Section 2.01 for Securities of any series) in accordance with this Article.

         SECTION 9.02. Notice to Trustee. The Company may, with respect to any series of Securities (or Securities of a series having the same Terms), reserve the right to redeem and pay such Securities or any part thereof, or may covenant to redeem and pay the series of Securities (or Securities of a series having the same Terms) or any part thereof, before maturity at such time and on such terms as provided for in such Securities. If a series of Securities (or Securities of a series having the same Terms) is redeemable and the Company wants or is obligated to redeem all or part of the series of Securities (or

Securities of a series having the same Terms) pursuant to the Terms of such Securities, the Company shall notify the Trustee of the redemption date and the Principal Amount of the series of Securities (or Securities of a series having the same Terms) to be redeemed. The Company shall give such notice at least 60 days before the redemption date (or such shorter notice as may be acceptable to the Trustee in its sole discretion).

         SECTION 9.03. Selection of Securities To Be Redeemed. If less than all the Securities of a series (or Securities of a series having the same Terms) are to be redeemed, the Trustee, not more than 60 days prior to the redemption date, shall select the Securities of the series (or Securities of a series having the same Terms) to be redeemed pro rata or by lot or by such other method as the Trustee shall deem fair and appropriate. The Trustee shall make the selection from Securities that are outstanding and that have not previously been called for redemption. Securities of the series (or Securities of a series having the same Terms) and portions of them selected by the Trustee shall be in amounts of $1,000 or integral multiples of $1,000 or with respect to Securities of any Series issuable in other denominations pursuant to Section 2.01(8), in amounts equal to the minimum principal denomination for each such series and in integral multiples thereof. Provisions of this Indenture that apply to Securities of that series (or Securities of a series having the same Terms) called for redemption also apply to portions of Securities of that series (or Securities of a series having the same Terms) called for redemption. The Trustee shall promptly notify the Company in writing of the Securities selected for redemption and, in the case of any Securities selected for partial redemption, the Principal Amount thereof to be redeemed.

         SECTION 9.04. Notice of Redemption. (a) At least 30 days but not more than 60 days before a redemption date, unless a shorter period is specified in the Terms of the Securities to be redeemed, the Company shall cause to be mailed a notice of redemption by first-class mail to each Holder of Securities that are to be redeemed.

         (b) All notices of redemption shall identify the Securities to be redeemed and shall state:

                 (1)  the redemption date;

                 (2) the redemption price and interest, if any, payable upon such redemption;

                 (3) if less than all the outstanding Securities of a series (or Securities of a series having the same Terms) are to be redeemed, the identification (and, in the case of partial redemption, the Principal Amounts) of the particular Securities to be redeemed;

                 (4)  the name and address of the Paying Agent;

                 (5) that the Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price; and

                 (6) that interest on Securities called for redemption ceases to accrue on and after the redemption date.

         (c) If at the time of mailing of any notice of redemption the Company shall not have deposited or caused to be deposited with the Trustee moneys sufficient to redeem all the Securities called for redemption, such notice shall state that it is subject to the deposit of the redemption moneys with the Trustee not later than the opening of business on the redemption date and shall be of no effect unless such moneys are so deposited. If such moneys are not deposited by such date and time, the Trustee shall promptly notify the holders of all Securities called for redemption of such fact.

         At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense.

         SECTION 9.05. Effect of Notice of Redemption. Once notice of redemption is mailed, Securities called for redemption become due and payable on the redemption date at the redemption price. Any failure to mail notice of redemption or any defect therein shall not affect the redemption of any other Securities called for redemption. Upon surrender to the Paying Agent of such Securities, such Securities shall be paid at the redemption price plus accrued interest to the redemption date, but installments of interest due on or prior to the redemption date will be payable to the Holders of such Securities of record at the close of business on the relevant record dates, unless otherwise specified in the Terms of such Securities.

         SECTION 9.06. Deposit of Redemption Price. On or before the redemption date, the Company shall deposit with the Paying Agent money sufficient to pay the redemption price of and interest accrued to the redemption date on all Securities to be redeemed on that date.

         SECTION 9.07. Securities Redeemed in Part. Upon surrender of a Security that is redeemed in part, the Company shall issue and the Trustee shall authenticate for the Holder of that Security a new Security or Securities of the same series and terms in authorized denominations equal in aggregate principal amount to the unredeemed portion of the Security surrendered.

                                   ARTICLE 10
                                 SINKING FUNDS

         SECTION 10.01. Applicability. The provisions of this Article shall be applicable to any sinking fund for the retirement of Securities, except as otherwise specified as contemplated by Section 2.01 for Securities of any series.

         The minimum amount of any sinking fund payment provided for by the Terms of any Securities is herein referred to as a "Mandatory Sinking Fund Payment", and any payment in excess of such minimum amount provided for by the terms of such Securities is herein referred to as an "Optional Sinking Fund Payment". If provided for by the Terms of Securities, the cash amount of any sinking fund payment may be subject to reduction as provided in Section 10.02. Each sinking fund payment shall be applied to the redemption of Securities of any series (or Securities of a series having the same Terms) as provided for by the Terms of such Securities.

         SECTION 10.02. Satisfaction of Sinking Fund Payments with Securities. The Company may, in satisfaction of all or any part of any sinking fund payment with respect to the Securities to be made pursuant to the Terms of such Securities as provided for by such Terms, (1) deliver outstanding Securities of such series having the same Terms (other than any of such Securities previously called for redemption) and (2) apply as credit Securities of such series having the same Terms which have been redeemed either at the election of the Company pursuant to the Terms of such Securities or through the application of permitted Optional Sinking Fund Payments pursuant to the Terms of such Securities, provided that such Securities have not been previously so credited. Such Securities shall be received and credited for such purpose by the Trustee at the price specified in such Securities for redemption through operation of the sinking fund and the amount of such sinking fund payment shall be reduced accordingly. If as a result of the delivery or credit of Securities in lieu of cash payments pursuant to this Section 10.02, the Principal Amount of Securities to be redeemed in order to exhaust the aforesaid cash payment shall be less than $100,000, the Trustee need not call Securities for redemption, except upon receipt of a Company Order that such action be taken, and such cash payment shall be held by the Trustee or a Paying Agent and applied to the next succeeding sinking fund payment with respect to such series of Securities (or

Securities of such series having the same Terms), provided, however, that the Trustee or such Paying Agent shall at the request of the Company from time to time pay over and deliver to the Company any cash payment so being held by the Trustee or such Paying Agent upon delivery by the Company to the Trustee of Securities of that series having the same Terms purchased by the Company having an unpaid Principal Amount equal to the cash payment required to be released to the Company.

         SECTION 10.03. Redemption of Securities for Sinking Fund. Not less than 60 days prior to each sinking fund payment date for any series of Securities (or Securities of such series having the same Terms), the Company will deliver to the Trustee an Officers' Certificate specifying the amount of the next ensuing Mandatory Sinking Fund Payment for that series (or Securities of such series having the same Terms) pursuant to the Terms of that series, the portion thereof, if any, which is to be satisfied by payment of cash and the portion thereof, if any, which is to be satisfied by delivering and crediting of Securities of that series (or Securities of such series having the same Terms) pursuant to Section 10.02, and the optional amount, if any, to be added in cash to the next ensuing Mandatory Sinking Fund Payment, and the Company shall thereupon be obligated to pay the amount therein specified. Not less than 30 days before each such sinking fund payment date the Trustee shall select the Securities to be redeemed upon such sinking fund payment date in the manner specified in Section 9.03 and cause notice of the redemption thereof to be given in the name of and at the expense of the Company in the manner provided in Section 9.04. Such notice having been duly given, the redemption of such Securities shall be made upon the terms and in the manner stated in Sections 9.05, 9.06 and 9.07.

                                   ARTICLE 11
                                 MISCELLANEOUS

         SECTION 11.01. Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by operation of TIA Section 318(c), the imposed duties shall control.

         SECTION 11.02. Notices. Any notice or communication shall be in writing and delivered in person or mailed by first-class mail addressed as follows:

         if to the Company:       The Columbia Gas System, Inc.
                                  20 Montchanin Road
                                  Wilmington, DE 19807
                                  Attention: Corporate Secretary

         if to the Trustee:       Marine Midland Bank
                                  140 Broadway
                                  New York, NY 10005
                                  Attention: Corporate Trust Administration

         The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

         Any notice or communication mailed to a Securityholder shall be mailed to the Securityholder at the Securityholder's address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

         Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

         SECTION 11.03. Communication by Holders with Other Holders. Securityholders may communicate pursuant to TIA Section 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

         SECTION 11.04. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture, the Company shall furnish to the Trustee:

                 (1) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

                 (2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

         SECTION 11.05. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include:

                 (1) a statement that the person making such certificate or opinion has read such covenant or condition;

                 (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                 (3) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                 (4) a statement as to whether or not, in the opinion of such person, such covenant or condition has been complied with.

         SECTION 11.06. When Securities Disregarded. In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company or by any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which the Trustee knows are so owned shall be so disregarded. Also, subject to the foregoing, only Securities outstanding at the time shall be considered in any such determination.

         SECTION 11.07. Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules for action by or a meeting of Securityholders or for evidencing the due execution of consents or waivers by Securityholders. The Registrar and the Paying Agent may make reasonable rules for their functions.

         SECTION 11.08. Legal Holidays. A "Legal Holiday" is a Saturday, a Sunday or a day on which banking institutions are not required to be open in the State of New York. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a regular record date is a Legal Holiday, the record date shall not be affected.

         SECTION 11.09. Governing Law. This Indenture and the Securities shall be governed by, and construed in accordance with, the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

         SECTION 11.10. No Recourse Against Others. A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities of this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Securities.

         SECTION 11.11. Successors. All agreements of the Company in this Indenture and the Securities shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

         SECTION 11.12. Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

         SECTION 11.13. Table of Contents; Headings. The table of contents and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

         IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

                                                            THE COLUMBIA GAS SYSTEM, INC.


Attest:   //s// C. M. Afshar                                by:   //s// L. J. Bainter
       --------------------------------------                  ----------------------------------------------
                  Secretary                                         L. J. Bainter, Treasurer




[CORPORATE SEAL]





                                                            MARINE MIDLAND BANK, as Trustee


Attest:   //s// Robert A. Conrad                            by:   //s// Metin Caner
       --------------------------------------                  ----------------------------------------------
             Assistant Vice President                               Metin Caner, Vice President





[CORPORATE SEAL]

STATE OF DELAWARE)
                 ) ss:
New Castle County)


         On this 28th day of November, 1995, before me personally came L. J. Bainter, to me known, who, being by me duly sworn, did depose and say that he resides at 20 Montchanin Road, Wilmington, Delaware 19807; that he is Treasurer of THE COLUMBIA GAS SYSTEM, INC., one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument bearing the corporate name of said corporation is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation; and that he signed his name thereto by like order.




                                             //s// Ellen M. Patterson
                                          -------------------------------------
                                          Notary Public


                                             10/24/98
                                          -------------------------------------
                                          My commission expires

STATE OF NEW YORK )
                  ) ss:
County of New York)



         On the 28th day of November, 1995, before me personally came Metin Caner, to me known, who, being by me duly sworn, did depose and say that he resides at 2350 Broadway, New York, NY 10024, and that he is a Vice President of Marine Midland Bank, one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument bearing the corporate name of said corporation is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation; and that he signed his name thereto by like authority.




                                              //s// S. C. Derenchuk
                                          -------------------------------------
                                          Notary Public


                                              6/12/97
                                          -------------------------------------
                                          My commission expires

FROM:            Kate Baird
TO:              sunshine
DATE:            2/2/96 8:14am
SUBJECT:         January 31, 1996 Sunshine Report

REPORT ON THE FERC SUNSHINE MEETING
Wednesday, January 31, 1996

ITEMS:
1.               COLUMBIA GAS TRANSMISSION CORPORATION
                 (DOCKET NOS.  RP95-408-004 & 005)

2.               COLUMBIA GAS TRANSMISSION CORPORATION
                 (DOCKET NO. RP96-94-000)

3.               COLUMBIA GAS TRANSMISSION CORPORATION
                 (DOCKET NO. RP96-112-000)

4.               COVE POINT LNG LIMITED PARTNERSHIP
                 (DOCKET NO. MG95-7-001)

5.               COLUMBIA GAS TRANSMISSION CORPORATION
                 (DOCKET NO. CP95-482-001)

6.               TEXAS EASTERN TRANSMISSION CORPORATION
                 (DOCKET NO. RP85-170-014)

7.               PANHANDLE EASTERN PIPE LINE COMPANY
                 (DOCKET NO. RP95-397-000)

B.               GAS RESEARCH INSTITUTE
                 (DOCKET NO. RP95-374-002)

9.               TEXAS EASTERN TRANSMISSION CORPORATION
                 (DOCKET NO. CP95-681-001)

10.              TRANSCONTINENTAL GAS PIPE LINE CORPORATION
                 (DOCKET NO. CP94-109-002)

11.              TEXAS EASTERN TRANSMISSION CORPORATION
                 (DOCKET NO. CP95-218-000)

12.              NOTICE OF INQUIRY
                 (DOCKET NO. RM96-6)

13.              REQUEST FOR COMMENTS
                 (DOCKET NOS.  RM95-6 AND RM96-7)



-    -    -    -    -    -    -    -    -    -    -    -    -    -    -    -   -





1.               COLUMBIA GAS TRANSMISSION CORPORATION
                 (DOCKET NOS.  RP95-408-004 & 005)

                 The Commission approved a draft order accepting the Appendix A tariff sheets to TCO's December 29,

1995 motion rates filing as adjusted, to become effective February 1, 1996, subject to refund. The Commission also accepted and suspended, to be effective May 1, 1996, the Appendix B tariff sheets, subject to refund and the condition TCO refile, within 15 days of the date of the order, tariff sheets reflecting the elimination of the income tax allowance in calculating the carrying costs for the stranded facility charge. On this point, the Commission noted that close scrutiny of TCO's proposed amounts indicate that an income tax allowance of approximately $2.1 million is embedded in the stranded costs. The August 31 suspension order had directed TCO to eliminate the return and income tax allowances associated with the unamortized stranded costs balance and use in its place an interest carrying charge.

                 As to the protests raised by Cities, Equitable and Mountaineer, he Commission stated that they can be left to the hearing process in this proceeding. In addition, the Commission noted, with respect to Cities' concern regarding the need of a bond and escrow, that such action is not necessary and the Commission will not order it. TCO has emerged from bankruptcy and, therefore, the refund condition should be adequate protection for TCO's customers.

                 In accordance with the agreed upon settlement period procedures, TCO will move only 75 percent of its originally proposed increase into effect on February 1. If an overall settlement in principle has not been achieved by May 1, or if settlement discussions are terminated at any time after the end of the Settlement Period, TCO can move into effect the entire filed-for rates, reflected in the Appendix B tariff sheets, on May 1 or any subsequent date.


2.               COLUMBIA GAS TRANSMISSION CORPORATION
                 (DOCKET NO. RP96-94-000)

                 The Commission approved a letter order accepting TCO's filing to adjust its Account No. 191 balance in order to reflect a net credit of $847,459. The letter order also grants TCO's request for a waiver of its tariff to permit it to adjust its Account No. 191 balance for future transportation and exchange adjustments with Tennessee, until December 31, 1996. Also, TCO can seek an additional extension at the end of the waiver period if necessary. The waiver is subject to the same conditions the Commission imposed in its March 31, 1995 letter order in Docket No. RP94-273-001, i.e. the extension is granted as long as it results in a reduction in TCO's Account No. 191 direct bill.


3.               COLUMBIA GAS TRANSMISSION CORPORATION
                 (DOCKET NO. RP96-112-000)

                 The Commission approved a letter order granting waiver of the 30 day notice requirement and accepted TCO's January 5 filing to include the Stranded Facilities Charge (SFC) in the apportionment of discounts in the discounting section of its tariff, effective February 1, 1996. The SFC will be discounted last, on a pro rata basis with Stranded TCRA charges and non-transition cost surcharges, in accordance with the Commission's policy on the attribution of discounts.


4.               COVE POINT LNG LIMITED PARTNERSHIP
                 (DOCKET NO. MG95-7-001)

                 The Commission approved an order finding that the standards of conduct submitted by Cove Point are acceptable.


5.               COLUMBIA GAS TRANSMISSION CORPORATION
                 (DOCKET NO. CP95-482-001)

                 The Commission approved a tolling order to afford additional time for consideration of the issues raised in UGI's request for rehearing of the Commission's order issued on December 5, 1995. The December 5 order granted TCO authority to construct and operate an additional delivery point in order to provide service to Pennsylvania Power and Light's Martins Creek facility through an interconnect with Interstate Energy Company.


6.               TEXAS EASTERN TRANSMISSION CORPORATION
                 (DOCKET NO. RP85-170-014)

                 The Commission accepted the agreement and refund proposal filed by Texas Eastern in this proceeding on November 21, 1995. Under the agreement, Texas Eastern will refund Order No. 94 production related costs that it had previously collected from TCO pursuant to an unlawful direct bill. The refund will consist of (1) a principal amount of $11,948,555.73, (2) $1,440,000 in interest for the period prior to October 1, 1994, and (3) additional interest on the principal amount for the period October 1, 1994, to the date of the refund. The refund is to be made within 10 days of the date of an order by the US Court of Appeals for the DC Circuit, granting a joint motion by the parties to withdraw their appeals, becomes final.


7.               PANHANDLE EASTERN PIPE LINE COMPANY
                 (DOCKET NO. RP95-397-000)

                 The Commission approved a lengthy order accepting Panhandle's proposal to implement a Limited Firm Transportation Service on its system under Rate Schedule LFT under which transportation service would be available that cannot be interrupted more than 10 days in any given month. The Commission said it finds the proposal is a reasonable one and allows flexibility for customers that want a less costly form of firm transportation without the insecurity of interruptible transportation. The order also addresses the concerns of the protesters which were reviewed at a technical conference held on November 9, 1995. Among other things, the protesters expressed concern that LFT unfairly competes with released capacity. The Commission noted that the protesters are really being critical of the capacity release program when they complain about the advantages of LFT. These may or may not be valid arguments, but the LFT proceeding is not the appropriate place to change the capacity release program.


8.               GAS RESEARCH INSTITUTE
                 (DOCKET NO. RP95-374-002)

                 The Commission denied The Fertilizer Institute's (TFI's) request for rehearing of Opinion 402 approving GRI's second year of its 1995-1996 RD&D program, the related five-year research and development plan for 1996-2000, and funding for GRI's 1996 RD&D activities. TFI had requested rehearing alleging that the Commission had erred in approving the 1996 program which included some $3,500,000 for four newly proposed projects. Based upon additional information provided by GRI, the Commission concluded that GRI has adequately supported inclusion of the four projects in question. The Commission did note that in future filings, GRI must be more thorough in describing and justifying its research projects including firmly establishing the ratepayer benefits of individual projects. The Commission also said that beginning with GRI's next filing, it intends to increase its scrutiny of the merits of the projects proposed as part of GRI's two-year plan.


9.               TEXAS EASTERN TRANSMISSION CORPORATION
                 (DOCKET NO. CP95-681-001)

                 The Commission approved a draft order denying Long Island Lighting Company's request for rehearing of the Commission's October 11, 1995 order granting Texas Eastern a certificate to construct and operate minor facilities necessary to upgrade the Gas City Compressor Station on the Lebanon Lateral. Among its findings, the Commission noted that while LILCO is correct that there are costs associated with the expansion, in the final analysis, the expansion project results in Lebanon Lateral rates that are less than they were prior to the expansion.


10.              TRANSCONTINENTAL GAS PIPE LINE CORPORATION
                 (DOCKET NO. CP94-109-002)

                 The Commission approved an order amending Transco's certificate to construct its 1995/1996 Southeast Expansion Project to be implemented through a two-phase, incremental expansion of its main line pipeline in its Southeastern market area. The amended certificate will increase the transportation capacity from 165,000 Mcf/d to 170,000 Mcf/d. The increased capacity is attributable to the use of more horsepower than contained in the original application.


11.              TEXAS EASTERN TRANSMISSION CORPORATION

                 (DOCKET NO. CP95-218-000)

                 The Commission approved Texas Eastern's February 22, 1995 petition for a declaratory order requesting the Commission to confirm that Order No. 636 does not create a per se rule prohibiting interstate pipelines, which have implemented Order No. 636 from entering into contracts for transportation or storage capacity on other interstate pipelines. In calling this item up for discussion, Commissioner Santa noted that the market has now evolved under Order No. 636 to the point that the anticompetitive concerns surrounding this issue are not nearly as great as when Order No. 636 was first being implemented. The issue of pipelines holding capacity on upstream pipelines will be decided on a case-by-case basis as the benefits are weighed against the anticompetitive concerns. The most significant anticompetitive concern involves limiting the shippers choice. With respect to rate treatment, Commissioner Santa stated that the concerns regarding who pays are the same as when a pipeline expands its facilities. One of the benefits he noted regarding a pipeline holding capacity on an upstream pipeline is the ability for the shipper to deal with one entity vs two.


12.              NOTICE OF INQUIRY
                 (DOCKET NO. RM96-6)

                 The Commission announced it is issuing a notice of inquiry
(NOI) seeking comments on its merger policy under the Federal Power Act, which has utilized the same criteria for evaluating the mergers of public utilities for 30 years. The NOI will give the Commission the benefit of public input on how the Commission should evaluate proposed mergers in an open access environment. The NOI is being launched now so that the Commission will be in a position to establish the new merger criteria once it completes action on the final open access rule. The open access rule is expected to become final this spring.


13.              STATEMENT OF POLICY AND REQUEST FOR COMMENTS
                 (DOCKET NOS. RM95-6 and RM96-7)

                 The Commission issued its statement of policy on alternatives to traditional cost-of-service ratemaking for natural gas pipelines. The Commission noted that the policy statement will provide the industry with guidance by stating the criteria it will consider when evaluating proposals for market-based rates, incentive rates, negotiated rates/recourse rates and other alternatives to cost-of-service arrangements.

                 With respect to market-based rates, the policy statement largely adopts the staff paper which accompanied the initial request for comments issued one year ago, but contains more flexibility. For example, the Commission will not adopt a bright line threshold level for the HHI, below which an applicant would automatically qualify for market-based rates, or above which an applicant would be excluded from market-based rates. Rather, the Commission will use a .18 HHI as an indicator of the level of scrutiny to be given to the applicant. If the HHI is above .18, the applicant will get closer scrutiny because the index indicates that the market is more concentrated and the applicant may have significant market power.

                 For incentive rates the Commission revised its old policy, by now allowing incentive rates to exceed cost-of-service levels if efficiency gains are shared with customers. The Commission is also eliminating quantifiable benefits from its stated criteria.

                 The Commission will also allow pipelines to negotiate new rates with their customers, but must file such rates with the Commission. The customers will have as a backstop, recourse rates available to them which are based upon the pipelines existing cost-of-service. With respect to allowing negotiated terms and conditions of service along with a negotiated rate, the Commission is requesting additional public comment before taking additional action. Parties interested in commenting have 60 days in which to respond.


-    -    -    -    -    -    -    -    -    -    -    -    -    -    -    -   -

The Commission will hold its next regularly scheduled Sunshine
Meeting on Wednesday,  February 14, 1996



                                          --------------------------------------
                                                     L. L. Willeke